SPECIMEN STOCK CERTIFICATE                        EXHIBIT 4
                                 TRANSFINANCIAL
                   (Company mark in two-color gray and green)

Common Stock                                      Common Stock
Number                                            Shares
TF
                         TransFinancial Holdings, Inc.
              Incorporated Under the Laws of the State of Delaware

                                             See reverse for certain definitions
                                                               CUSIP 89365P 10 6

This Certifies that


is the owner of


    Fully paid and Non-Assessable Shares of Common Stock, $.01 par value, of TransFinancial Holdings, Inc. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.


Dated:


/s/Mark A. Foltz                                       /s/Timothy P. O'Neil
Secretary                                              President

Countersigned and Registered:
UMB Bank, N.A.
Transfer Agent and Registrar
BY:
Authorized Signature
                         TRANSFINANCIAL HOLDINGS, INC.
                                 Corporate Seal
                                      1976
                                    Delaware
                           (Facsimile Corporate Seal)



The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT -     Custodian
TEN ENT - as tenants by the entireties                 (Cust)         (Minor)
JT TEN- as joint tenants with right of            under Uniform Gifts to Minors
     survivorship and not as tenants              Act
     in common                                    (State)

    Additional abbreviations may also be used though not in the above list.

For value received,                 hereby sell, assign and transfer unto

Please Insert Social Security or Other
Identifying Number of Assignee:




  (Please print or typewrite name and address including zip code of assignee)







of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                  Attorney to transfer
the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

                                   X

                                   X

                                   Notice: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever.


Signature(s) Guaranteed:

BY
The signature(s) should be guaranteed by an eligible guarantor Institution (Banks, Stock Brokers, Savings and Loan Associations And credit unions with membership in an approved Signature Guarantee Medallion program). Pursuant to S.E.C. Rule 17Ad-15.